Exhibit 23

Consent of Independent Registered Public Accounting Firm

Ford Motor Company

One American Road

Dearborn, Michigan

Re:             Ford Motor Company Registration Statement

Nos. 333-138819, 333-153815, and 333-156630

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of our report dated June 7, 2018 appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees as of December 31, 2017 and 2016 and for the year ended December 31, 2017.

/s/Plante & Moran, PLLC

Southfield, Michigan

June 7, 2018